Exhibit 10.1

FOURTH AMENDMENT OF LEASE

This FOURTH AMENDMENT OF LEASE (this "Amendment") is made as of the 17th day of February 2026, between VITAMIN REALTY ASSOCIATES LLC (the LESSOR"), a New Jersey limited liability company, and MANHATTAN DRUG COMPANY, INC (the LESSEE"), a New Jersey corporation, having an address at 225 Long Avenue, Hillside, New Jersey 07205.

WITNESSETH

WHEREAS, pursuant to that certain Lease dated January 10, 1997, (the "Lease") by and between Vitamin Realty Associates LLC, (LESSOR) and LESSEE, LESSOR leased to LESSEE certain premises consisting of approximately 58,521 rentable square feet of warehouse space on the first floor of the building known as 225 Long Avenue, Hillside, New Jersey (the "Building", approximately 14,563 rentable square feet of office space on the second floor of the building and approximately 10,800 rentable square feet of space on the third floor of the building (collectively the "Demised Premises"); and

WHEREAS, LESSOR and LESSEE have previously agreed orally to substitute space on the second floor of the building to replace equivalent space on the first floor of the building that was leased to other tenants; and

WHEREAS, LESSOR and LESSEE in the AMENDMENT OF LEASE dated April 28, 2000, agreed to amend the Lease to provide that LESSOR will lease to LESSEE a total of approximately 40,471 rentable square feet of warehouse space on the first floor of the building, approximately 23,627 rentable square feet of office space on the second floor of the building, and approximately 10,800 rentable square feet of space on the third floor of the building; and

WHEREAS, LESSOR and LESSEE have agreed to amend the Lease to provide that LESSOR will lease to LESSEE a total of approximately 40,471 rentable square feet of warehouse space on the first floor of the building, approximately 24,890 rentable square feet of office space on the second floor of the building, and Approximately 10,800 rentable square feet of space on the third floor of the building; and

WHEREAS, LESSOR and LESSEE have agreed to amend the Lease to provide that LESSOR will lease to LESSEE a total of approximately 73,670 rentable square feet of warehouse space on the first floor of the building, and approximately 36,935 rentable square feet of office space on the second floor of the building; and

WHEREAS, LESSOR and LESSEE have agreed to amend the Lease to be an initial base rent of $10.00 per square foot (“Base Rent”), plus Additional Rent, as further defined below,

WHEREAS, LESSOR and LESSEE have agreed that Tenant shall be pay as Additional Rent its proportionate share of the Building’s Real Estate Taxes, Operating Expenses and Electricity.; and

WHEREAS, LESSOR and LESSEE have agreed that Tenant’s Proportionate share of the Building is 70.12%

WHEREAS, LESSOR and LESSEE have agreed to restate and extend this lease through January 31,2029.

WHEREAS, LESSOR and LESSEE have agreed to amend and extend the Lease to provide that LESSOR will lease to LESSEE a total of approximately 73,670 rentable square feet of warehouse space on the first floor of the building, and approximately 36,425 rentable square feet of office and general space on the second floor of the building; and

BASE RENT Schedule shall be; Schedule B, attached hereto and made a part hereof;

This Lease shall be subject and subordinate to any mortgage, deed of trust, or other security instrument now or hereafter encumbering the Building or the Land (collectively, a “Mortgage”), provided, however, that Landlord shall use reasonable efforts to obtain from the holder of any such Mortgage, including all current and future holders of any Mortgage, debt, or other financing instrument, a commercially reasonable non-disturbance agreement in favor of LESSEE, whereby such holder agrees that, so long as LESSEE is not in default beyond applicable notice and cure periods under this Lease, LESSEE’s possession of the Premises and rights under this Lease shall not be disturbed in the event of a foreclosure or deed in lieu of foreclosure, or any other such action that may remove, displace, or limit LESSOR as landlord or its right to convey rights of use and occupancy by LESSEE.

LESSOR’s obligation shall be limited to using best efforts to request such non-disturbance agreement, and LESSOR shall not be in default under this Lease if such holder of any Mortgage, refuses to provide the same, in which case LESSOR shall provide LESSEE with written notice as to such refusal by any holder of any Mortgage. The cost, if any is incurred for said “non-disturbance agreement” including but not limited to reasonable attorney fees, shall be borne solely by the LESSEE and paid as additional rent.

WHEREAS all capitalized terms defined in the Lease and not otherwise defined herein shall have their respective meanings set forth in the Lease.

.

Neither this Amendment nor any provision contained herein may be amended, modified, or extended except by an instrument signed by both parties, including the party against whom enforcement of such amendment, modification or extension is sought.

This amendment may be executed in counterparts, each of which shall be deemed a duplicate original hereof.

IN WITNESS WHEREOF, this FOURTH AMENDMENT has been executed by LESSOR and LESSEE as of the day and year first written above.

VITAMIN REALTY ASSOCIATES LLC	MANHATTAN DRUG COMPANY INC

BY: /s/ Riva Sheppard	BY: /s/ Dina L Masi

NAME: Riva Sheppard	NAME: Dina L Masi

TITLE: Member	TITLE: Chief Financial Officer

SCHEDULE B

BASIC RENT

The Basic Rent shall be payable in equal monthly installments, on the first day of each month. The Basic Rent for the Term shall be as follows:

(a) (i) for the period from the Commencement Date to, but not including, the fifth anniversary of the Commencement Date, the Basic Rent shall be $346,000.00 per annum, payable in equal monthly installments of $28,833.33; and

(ii) for the period from the Second Amendment Commencement Date to, but not including the fifth anniversary of the Second Amendment Commencement Date, the Basic Rent shall be $533,127.00 per annum, payable in monthly installments of $44,427.25; and

(iii) for the period from the Third Amendment Commencement Date to and including the Termination Date, 1/31/26, the Basic Rent shall be $845,966.28 per annum, payable in monthly installments of $70,497.19 and shall include the LESSE's Proportionate Share of the LESSOR's monthly operating expenses; and

(iv) for the Fourth Amendment the Base Rent shall be;

2/1/26 – 1/31/27	$ 91,745.83 per month, $1,100,950.00 NNN per annum;

2/1/27 – 1/31/28	$ 94,498.21 per month, $1,133,978.50 NNN per annum;

2/1/28 – 1/31/29	$ 97,333.15 per month, $1,167,997.86 NNN per annum.

4